                                EXHIBIT (4)(b)
                                --------------


                               GROUP CERTIFICATE

[LOGO OF PFL LIFE APPEARS HERE]

        PFL Life Insurance Company
        A Stock Company
        Home Office located at 4333 Edgewood Road N.E, Cedar Rapids, Iowa 52499 (Hereafter called the Company, we, our or us) (319) 398-8511



                         ANNUITANT:     JOHN DOE

              CERTIFICATE OWNER(S):     JOHN DOE

                CERTIFICATE NUMBER:     IA - 123456

                  CERTIFICATE DATE:     February 24, 1999


               WE AGREE                 This Certificate may be applied for
                                        and issued to qualify as a tax-
 .    To provide annuity payments as     qualified annuity under the
     set forth in Section 10 of         applicable sections of the Internal
     this Certificate,                  Revenue Code.

 .    Or to pay withdrawal benefits            20 DAY RIGHT TO CANCEL
     in accordance with Section 5
     of this Certificate,               You may cancel this Certificate by
                                        delivering or mailing a written
 .    Or to pay death proceeds in        notice to us. You must return this
     accordance with Section 9 of       Certificate before midnight of the
     this Certificate.                  20th day after the day you receive
                                        it Notice given by mail and return
Withdrawals, transfers and amounts      of this Certificate by mail are
applied to a Payment Option may be      effective on being postmarked,
subject to an Excess Interest           properly addressed and postage
Adjustment in accordance with           prepaid.
Sections 5, 8, and 10,
respectively, of this Certificate.      We will pay you an amount equal to
                                        the sum of:
These agreements are subject to the
provisions of this Certificate.         .    the premiums paid; and
This Certificate is issued in
consideration of the enrollment         .    the accumulated gains or
form, or information provided in             losses, if any, in the
lieu thereof, and payment of the             Separate Account(s) on the
premiums as provided                         date of cancellation;

                                        unless otherwise required by law.


                       Signed for us at our home office


          /s/ Craig D. Vermie                     /s/ William L. Busler
                SECRETARY                                PRESIDENT

                        READ YOUR CERTIFICATE CAREFULLY


              Group Flexible Premium Variable Annuity Certificate
                  Income Payable At Annuity Commencement Date
           Benefits Based On The Performance Of The Separate Account
Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and 10C)
                              Non -Participating

AV432 101 114 199 CRT

                                   SECTION 1

                                  DEFINITIONS


ADJUSTED POLICY VALUE                   GROUP CONTRACT OWNER

The Policy Value increased or           The entity, as shown on the
decreased by any Excess Interest        Certificate Data Page, which
Adjustment.                             applies for the Group Contract.

ANNUITANT                               INVESTMENT OPTIONS

The Participant to whom annuity         Any of the Guaranteed Period
payments will be made, unless           Options of the Fixed Account, the
another payee is named.                 Dollar Cost Averaging Fixed Account
                                        Option, and any of the Subaccounts
ANNUITY COMMENCEMENT DATE               of the Separate Account (s).

Date the Annuitant will begin           PARTICIPANT
receiving payments from this
annuity, which may not be later         A person who makes premium payments
than the last day of the                or for whom premium payments are
Certificate month starting after        made under the Group Contract.
the Annuitant attains age 85,
except as expressly allowed by us,      PAYEE
but in no event later than the last
day of the month following the          The person to whom annuity payments
month in which the Annuitant            will be made.
attains age 95.
                                        PAYMENT OPTIONS
CASH VALUE
                                        Options through which the
Amount defined in Section 5, that       distribution of the Adjusted Policy
can be withdrawn if this annuity        Value can be directed.
Certificate is surrendered.
                                        POLICY VALUE
CERTIFICATE
                                        the amount (defined in Section 4)
The document issued under the Group     applicable under the Certificate
Contract to the eligible                that can be used to fund one of the
Participants who apply for              Payment Options.
coverage. The Certificate is not a
part of the Group Contract.             SEPARATE ACCOUNT

CERTIFICATE ANNIVERSARY                 The separate investment account(s)
                                        established by us, as described in
The anniversary of the Certificate      Section 6.
Date for each year this Certificate
remains in force.                       SUBACCOUNT

CERTIFICATE DATE                        A division of a Separate Account,
                                        as described in Section 6.
The date shown on page 3 of this
Certificate and the date on which       SURRENDER
this Certificate becomes effective.
                                        A partial or full withdrawal of
CERTIFICATE OWNER                       funds from the Policy Value or Cash
                                        Value.
The owner of the annuity
Certificate. Unless otherwise           WITHDRAWAL
specified on the Certificate Data
page, the Annuitant and the             A distribution of funds from the
Certificate Owner shall be one and      Policy Value or Cash Value.
the same person.
                                        YIELD
CERTIFICATE YEAR
                                        The effective annual interest rate
The 12 month periods following the      applicable to the Fixed Account.
Certificate Date shown on the
Certificate Data page. The first        YOU, YOUR
Certificate Year starts on the
Certificate Date. Each subsequent       The owner of this Certificate.
year starts on the anniversary of       Unless otherwise specified on the
the Certificate Date.                   Certificate Data Page, the
                                        Annuitant and the Certificate Owner
DISTRIBUTION                            shall be one and the same person.

A withdrawal or disbursement of
funds from the Policy Value or Cash
Value.

GROUP CONTRACT

The Contract issued to the Group
Contract Owner, under which
Certificates are issued to eligible
Participants.

AVB432 CRT

                         SECTION 2 - CERTIFICATE DATA


GROUP CONTRACT NUMBER: [12345]    GROUP CONTRACT OWNER: [SECURITIES CUSTOMERS]
                                                        [DRL INSURANCE TRUST II]

CERTIFICATE NUMBER: [01 - AG000 11]          ANNUITANT: [JOHN DOE]

INITIAL PREMIUM
PAYMENT:            [$5,000]             ISSUE AGE/SEX: [35/MALE]

CERTIFICATE DATE:   [May 1, 1999] CERTIFICATE Owner(s): [JOHN DOE]

ANNUITY
COMMENCEMENT
DATE                [February 12, 2047]

Premium Enhancement Percentage on Initial Premium Payment [5%]

SEPARATE Account (s). [PFL Endeavor Variable Annuity Account]

DCA SUBACCOUNT(S): [Money Market Portfolio, U.S. Government Securities
                   Portfolio]

PREMIUM PAYMENT MINIMUMS

Initial Premium Payment, Nonqualified:  [$5,000]

Initial Premium Payment*, Qualified:
*Waived for 403(b) annuities            [$2,000]

Subsequent Premium Payments:            [$50.00]

Before the Annuity Commencement Date:   Mortality and Expense Risk Fee and
                                        Administrative Charge: [1.75%]
                                        Distribution Financing Charge: [.00%]
                                           Number of Certificate years that the
                                           charge is deducted: [0]

After the Annuity Commencement Date:    Mortality and Expense Risk Fee and
                                        Administrative Charge: [1.55%]

SERVICE CHARGE [$40]

FIXED ACCOUNT GUARANTEED MINIMUM EFFECTIVE ANNUAL INTEREST RATE:  3%


SURRENDER CHARGE:  Number of Years                Percentage of
                   [Since Premium                    Premium
                    Payment Date]                   Withdrawn
                        0-1                            8%
                        1-2                            8%
                        2-3                            8%
                        3-4                            7%
                        4-5                            6%
                        5-6                            5%
                        6-7                            4%
                        7-8                            3%
                        8-9                            2%
                        9-and thereafter               0%

AV432 101 114 799SP

                       SECTION 2 - CERTIFICATE DATA - CONT




SCHEDULE OF ADDITIONAL BENEFITS:


Form No.                                Additional Benefit (s)

[AE 1051 199                            Lump Sum Withdrawal Option       ]
[AE 1060 199                            Guaranteed Minimum Death Benefit ]
[AE 1064 199                            Systematic Payout Option         ]
[AE 1074 199                            Service Charge Waiver            ]
[AE 1075 199                            Premium Enhancement              ]


AV432 101 114 799 CRT

                                  Page 3 (A)

                         SECTION 3 - PREMIUM PAYMENTS


PAYMENT OF PREMIUMS                     ALLOCATION OF PREMIUM PAYMENTS

Premium payments may be made any        Premium payments may be applied to
time while this Certificate is in       the various Investment Options
force before the Annuity                which we make available. You must
Commencement Date. You may start or     tell us what percent of each
stop, increase or decrease, or skip     premium payment to allocate to the
any premium payments.                   various Investment Options. Each
                                        percent may be either zero or any
MAXIMUM AND MINIMUM PREMIUM PAYMENT     whole number; however, the
                                        allocation among all Investment
The premium payments may not be         Options must total 100%.
more than the amount permitted by
law if this is a tax-qualified          CHANGE OF ALLOCATION
annuity. The minimum premium
payments we will accept are             You may change the allocation of
specified on page 3. The maximum        premium payments to the various
total premium payments, per             Investment Options. You must tell
Participant, which we will accept       us in a signed notice which gives
without prior Company approval is $     us the facts that we need. Premium
1,000,000.                              payments received after the date on
                                        which we receive the notice will be
PREMIUM PAYMENT DATE                    applied on the basis of the new
                                        allocation.
The premium payment date is the
date on which the premium payment       PREMIUM TAXES
is credited to the Certificate. The
initial premium payment less any        A state may impose a premium tax.
premium taxes will be credited to       It may be imposed when a premium
the Certificate within two business     payment is made, on the Annuity
days of receipt of such payment and     Commencement Date, on the date of
the required information.               death, or on the date of full
Subsequent additional premium           surrender. When permitted by state
payments will be credited to the        law, we will not deduct the tax
Certificate as of the business day      until the Annuity Commencement
when the premium payment and            Date, date of death, or date of
required information are received.      full surrender.
A business day is any day on which
the New York Stock Exchange is open
for trading.


                            SECTION 4 - POLICY VALUE

POLICY VALUE                            The Adjusted Policy Value may be
                                        used on the Annuity Commencement
On or before the Annuity                Date to provide lifetime income or
Commencement Date. the Policy Value     income for a period of no less than
is equal to your:                       60 months under the Payment Options
                                        in Section 10.
(a)  premium payments; minus
                                        SERVICE CHARGE
(b)  Gross Partial Withdrawals (as
     defined in Section 5); plus        On each Certificate Anniversary and
                                        at the time of surrender during any
(c)  interest credited to the Fixed     Certificate Year before the Annuity
     Account (see Section 7); plus      Commencement Date, we reserve the
                                        right to charge an amount up to the
(d)  accumulated gains in the           amount of the Service Charge shown
     Separate Account(s) (see           on page 3 for administrative
     Section 6); minus                  expenses. It will be deducted from
                                        each Investment Option in
(e)  accumulated losses in the          proportion to the portion of Policy
     Separate Account(s) (see           Value (prior to such charge) in
     Section 6); minus                  each Investment Option,
                                        respectively, on that Certificate
(f)  service charges, premium taxes     Anniversary or at the time of
     and transfer fees, if any.         surrender. In no event will the
                                        Service Charge exceed 2% of the
ADJUSTED POLICY VALUE                   Policy Value at the time it is
                                        deducted.
The Adjusted Policy Value is the
Policy Value increased or decreased
by any Excess Interest Adjustment.

M987

                SECTION 5 - CASH VALUE AND PARTIAL WITHDRAWALS


CASH VALUE                              4)   The Excess Interest Adjustment
                                             may affect the death proceeds
On or before the Annuity                     defined in Section 9;
Commencement Date, the Cash Value
is equal to the Adjusted Policy         5)   If interest rates have
Value less any Surrender Charges.            decreased from the time the
Information on the current amount            affected Guaranteed Period(s)
of a Certificate's Cash Value is             started until the time the
available upon request The Cash              transaction occurs, the Excess
Value may be partially withdrawn or          Interest Adjustment will
will be paid in the event of a full          result in additional funds
surrender of the Certificate. We             available to you;
must receive your written partial
withdrawal or surrender request         6)   If interest rates have
before the Annuity Commencement              increased from the time the
Date.                                        affected Guaranteed Period(s)
                                             started until the time the
There is no Cash Value once an               transaction occurs, the Excess
Annuity Payment Option has been              Interest Adjustment will
selected.                                    result in a decrease in the
                                             funds available to you.
EXCESS INTEREST ADJUSTMENT
                                        7)   Certain amounts are not
Full Surrenders, Partial                     subject to the Excess Interest
Withdrawals, transfers, and amounts          Adjustment as provided in
applied to a Payment Option from             Sections 5, 7 and 8.
the Fixed Account Guaranteed Period
Options described in Section 7 will     The formula for determining the
be subject to an Excess Interest        amount of the Excess Interest
Adjustment except as provided F or      Adjustment is as follows:
in the Partial Withdrawals
provision below.                        Excess Interest Adjustment = S x (G-
                                        C) x (M/12)
An Excess Interest Adjustment applies
in the following situations:            where: S is the gross (that is,
                                                 before surrender charges
1)   When you withdraw all or any                and premium taxes, if any)
     portion of your Cash Value,                 amount being surrendered,
                                                 partially withdrawn,
2)   When you exercise Annuity                   transferred, or applied to
     Payment Options,                            a Payment Option that is
                                                 subject to the Excess
3)   When death proceeds are                     Interest Adjustment.
     calculated. However, death
     proceeds will not be reduced              G is the guaranteed interest
     if the Excess Interest                      rate for the Guaranteed
     Adjustment is negative.                     Period applicable to S.

The Excess Interest Adjustment is              M is the number of months
only applied to transactions                     remaining in the
affecting the Guaranteed Period                  Guaranteed Period for S.
Options of the Fixed Account (see                rounded up to the next
Section 7) and is based on any                   higher whole number of
change in interest rates from the                months.
time the affected Guaranteed
Period(s) started until the time               C is the current guaranteed
the Excess Interest Adjustment                   interest rate then being
occurs. The Excess Interest                      offered on new Premium
Adjustment is applied as follows:                Payments for the next
                                                 longer Guaranteed Period
1)   The Excess Interest Adjustment              than "M". If this
     is only applied when the                    Certificate form or such a
     transactions occur prior to                 Guaranteed Period Option
     the end of any Guaranteed                   is no longer offered, "C"
     Period Option;                              will be the U.S. Treasury
                                                 rate for the next longer
2)   Transfers to the Guaranteed                 maturity (in whole years)
     Period Options of the Fixed                 than "M" on the 25th day
     Account are considered Premium              of the previous calendar
     Payments for purposes of                    month, plus up to 2%.
     determining the Excess
     Interest Adjustment;
                                        Upon full surrender, the Excess
3)   The Excess Interest Adjustment     Interest Adjustment (EIA) for each
     is distinct from, and is           Guaranteed Period Option will not
     applied prior to, the              reduce the Adjusted Policy Value
     Surrender Charge;                  for that Guaranteed Period Option
                                        below the amount paid into, less
                                        any prior withdrawals and transfers
                                        from, that Guaranteed Period
                                        Option, plus interest at the 3%
                                        guaranteed effective annual
                                        interest rate.

U987

                               SECTION 5 - CONT


PARTIAL WITHDRAWALS                     If any Partial Withdrawal reduces
                                        the Cash Value below $500, we
We will pay you a portion of the        reserve the right to pay the full
Cash Value as a Partial Withdrawal      Cash Value and terminate the
provided we receive your written        Certificate.
request while the Certificate is in
effect and before the Annuity           We may delay payment of the Cash
Commencement Date. When you request     Value from the Fixed Account for up
a Partial Withdrawal you must tell      to 6 months after we receive the
us how it is to be allocated from       request If the Certificate Owner
among the Investment Options. If        dies after we receive the request,
your request for a Partial              but bef ore the request is
Withdrawal from any Investment          processed, the request wilt be
Option is less than or equal to the     processed before the death proceeds
Cash Value in that option, we will      are determined.
pay the amount of your request.
However, if your request for a          Each Partial Withdrawal consists of
Partial Withdrawal from any             a portion that is subject to
Investment Option is greater than       Surrender Charge (that is, the
the Cash Value in that option, we       Excess Partial Withdrawal) and a
will pay you the Cash Value of that     remaining portion that is free from
investment Option.                      Surrender Charge (that is, the
                                        Surrender Charge-free amount).
The Gross Partial Withdrawal is the     Either portion may be zero (0)
total amount which will be deducted     depending on the Partial Withdrawal
from your Policy Value as a result      requested and prior amounts
of each Partial Withdrawal. The         withdrawn.
Gross Partial Withdrawal may be
more or less than your requested        Partial Withdrawals may be made
Partial Withdrawal amount,              free from Surrender Charges and
depending on whether Surrender          free from Excess Interest
Charges and/or Excess Interest          Adjustments as follows:
Adjustments apply at the time you
request the Partial Withdrawal.         MINIMUM REQUIRED DISTRIBUTION

The Excess Partial Withdrawal                For tax-qualified plans,
amount is the portion of the                 Partial Withdrawals taken to
requested Partial Withdrawal that            satisfy minimum distribution
is subject to Surrender Charge               requirements under Section
(that is, the portion which is in            401(a)(9) of the Internal
excess of the Surrender Charge-free          Revenue Code (IRC) are
portion). For example, if the                available with no Surrender
requested withdrawal amount is               Charges and no Excess Interest
$1,000, and the Surrender Charge-            Adjustments. The amount
free amount is $200, then the                available from each
Excess Partial Withdrawal would be           Certificate with respect to
$800. Excess Partial Withdrawals             the minimum distribution
will reduce the Policy Value by an           requirement is based solely on
amount equal to (X-Y+Z) where:               this Certificate.

X = Excess Partial Withdrawal                The Certificate Owner must be
                                             at least 70 1/2 years old in
A = Amount of Partial Withdrawal             the calendar year of
    subject to Excess Interest               distribution, must submit a
    Adjustment                               written request to us and must
                                             take the distribution before
Y = Excess Interest Adjustment =             year end. If the Certificate
    (A) x (G-C) x (M/12) where G, C          Owner attains age 70 1/2 in
    and M are defined in the Excess          the calendar year of
    Interest Adjustment provision            distribution, a written
    above, with "A" substituted for          request which is postmarked no
    S in the definitions of G and            later than the end of the
    M.                                       current calendar year must be
                                             submitted to us.
Z = Surrender Charge on X minus Y.
                                             Systematic minimum
The formula for determining the              distributions must be at least
Gross Partial Withdrawal is as               $50 or a lump sum distribution
follows:                                     is available if minimum
                                             required distributions are
Gross Partial Withdrawal = R - E +           less than $50.
SC
                                             Any amount requested in excess
where: R   is the requested Partial          of the IRC minimum required
           Withdrawal;                       distribution will have the
                                             appropriate Surrender Charges
       E   is the Excess Interest            and Excess Interest
           Adjustment; and                   Adjustments applied, unless
                                             the excess distribution
       SC  is the Surrender Charge           qualifies as Surrender Charge-
           on (EPW - E); where               free or Excess Interest
                                             Adjustment-free under any
       EPW is the Excess Partial             additional options provided.
           Withdrawal amount.

M1015

                                   PAGE 5(A)

                               SECTION 5 - CONT

NURSING CARE AND TERMINAL CONDITION        withdrawal request and must be
WITHDRAWAL OPTION                          furnished by the Annuitant's,
                                           Annuitant's spouse's,
   Beginning in the first                  Certificate Owner's, or
   Certificate Year, if the                Certificate Owner's spouse's
   Certificate Owner or Certificate        physician. Proof of confinement
   Owner's spouse (annuitant or            may be a physician's statement
   annuitant's spouse if the               or a statement from a hospital
   Certificate Owner is not a              or nursing facility
   natural person) has been 1)             administrator.
   confined in a Hospital or
   Nursing Facility for 30              UNEMPLOYMENT WAIVER
   consecutive days or 2) diagnosed
   as having a Terminal Condition,         Beginning in the first
   you may elect to withdraw all or        Certificate Year, you may
   a portion of the Policy Value           withdrawal all or a portion of
   without Surrender Charges and           the Policy Value free of
   without Excess Interest                 Surrender Charges and free of
   Adjustment The minimum                  any Excess Interest Adjustment
   withdrawal under this option is         if the Certificate Owner or
   $1000.                                  Certificate Owner's spouse
                                           (annuitant or annuitant's
   For Nursing Care, we must               spouse, if the Certificate Owner
   receive each withdrawal request         is not a natural person) becomes
   and proof of eligibility with           unemployed. In order to qualify,
   each request no later than 90           you 1) must` have been employed
   days following the date that            full time for at least two years
   confinement has ceased, unless          prior to your becoming
   it can be shown that it was not         unemployed, 2) must have been
   reasonably possible to provide          employed full time on your
   the notice and proof within the         Certificate Date, 3) must have
   above time period and that the          been unemployed for at least 60
   notice and proof were given as          consecutive days at the time of
   soon as reasonably possible.            withdrawal and 4) must have a
   However, in no event, except the        minimum Cash Value at the time
   absence of legal capacity, shall        of withdrawal of $5000. Proof of
   the notice and proof be provided        unemployment will consist of
   later than one year following           providing us with a
   the date that confinement has           determination letter from the
   ceased. For a Terminal                  applicable State's Department of
   Condition, we must receive each         Labor which verifies that you
   withdrawal request and the              qualify for and are receiving
   applicable proof of eligibility         unemployment benefits at the
   no later than one year following        time of withdrawal. The
   diagnosis of the Terminal               determination letter must be
   Condition. Proof of a Terminal          received by us no later than 15
   Condition is required only with         days following the date of the
   the initial                             withdrawal request.

U1015

                                   PAGE 5(B)

                               SECTION 5 - CONT


SURRENDER CHARGES                       considered to be withdrawn. For
                                        Surrender Charge purposes, premium
Amounts withdrawn in excess of any      payments are deemed to be withdrawn
Surrender Charge-free Partial           before earnings.
Withdrawals are subject to a
Surrender Charge. If applicable,        After all premium payments are
this charge will either apply for a     considered to be withdrawn, the
number of years following each          remaining Adjusted Policy Value may
premium payment date or F or a          be withdrawn free from any
number of years following the           Surrender Charge.
Certificate Date as shown on page
3. The amount of this charge, if        GUARANTEED RETURN OF FIXED ACCOUNT
any, will be a percentage, (as          PREMIUM PAYMENTS
shown on page 3 of each
Certificate) of the amount of           Upon full surrender of the
premium withdrawn.                      Certificate, you will always
                                        receive at least the premium
For Surrender Charge purposes, the      payments made to, less prior
oldest premium payment is               withdrawals and transfers from, the
considered to be withdrawn first If     Fixed Account.
the amount withdrawn exceeds this,
the next oldest premium payment is      MINIMUM VALUES
considered to be withdrawn, and so
on until the most recent premium        Benefits available under this
payment is                              Certificate are not less than those
                                        required by any statute of the
                                        state in which the Certificate is
                                        delivered.


                          SECTION 6 - SEPARATE ACCOUNT

SEPARATE ACCOUNT                        We will determine the fair market
                                        value of the assets of the Separate
We have established and will            Account in accordance with a method
maintain one or more Separate           of valuation which we establish in
Account (s), indicated on the           good faith. Valuation Period means
Certificate Data Page, under the        the period of time from one
laws of the state of Iowa. Any          determination of the value of each
realized or unrealized income, net      Subaccount to the next Such
gains and losses from the assets of     determinations are made when the
the Separate Account are credited       value of the assets and liabilities
to or charged against it without        of each Subaccount is calculated.
regard to our other income, gains       This is generally the close of
or losses. Assets are put in the        business on each day on which the
Separate Account for this               New York Stock Exchange is open.
Certificate, as well as for other
variable annuity policies and           We also reserve the right to
Certificates. Any Separate Account      transfer assets of the Separate
may invest assets in shares of one      Account, which we determine to be
or more mutual fund portfolios, or      associated with the class of
in the case of a managed Separate       Certificates to which this
Account, direct investments in          Certificate belongs, to another
stocks or other securities as           separate account. If this type of
permitted by law. Fund Shares refer     transfer is made, the term
to shares of underlying mutual          "Separate Account", as used in the
funds or prorata ownership of the       contract and in the Certificate,
assets held in a Subaccount of a        shall then mean the separate
managed Separate Account Fund           account to which the assets were
shares are purchased, redeemed and      transferred.
valued on behalf of the Separate
Account.                                We also reserve the right, when
                                        permitted by law to:
The Separate Account is divided
into Subaccounts. Each Subaccount       (a)  deregister the Separate
invests exclusively in shares of             Account under the Investment
one of the portfolios of an                  Company Act of 1940;
underlying mutual fund. We reserve
the right to add or remove any          (b)  manage the Separate Account
Subaccount of the Separate Account.          under the direction of a
                                             committee at any time;
The assets of the Separate Account
are our property. These assets will     (c)  restrict or eliminate any
equal or exceed the reserves and             voting rights of Certificate
other contract liabilities of the            Owners or other persons who
Separate Account. These assets will          have voting rights as to the
not be chargeable with liabilities           Separate Account; and
arising out of any other business
we conduct. We reserve the right,       (d)  combine the Separate Account
subject to regulations governing             with one or more other
the Separate Account, to transfer            separate accounts;
assets of a Subaccount, in excess
of the reserves and other contract      (e)  create new Separate Accounts;
liabilities with respect to that
Subaccount, to another Subaccount       (f)  add new Subaccounts to or
or to our General Account.                   remove existing Subaccounts
                                             from the Separate Account, or
                                             combine Subaccounts;

                                        (g)  add new underlying mutual
                                             funds, remove existing mutual
                                             funds, or substitute a new
                                             fund for an existing fund.
P1032

                      SECTION 6 - SEPARATE ACCOUNT - CONT


The Net Asset Value of a fund share     provide accumulation units in those
is the per-share value calculated       Subaccounts. The number of
by the mutual fund or, in the case      accumulation units purchased in a
of a managed Separate Account, by       Subaccount will be determined by
the Company. The Net Asset Value is     dividing the premium payment
computed by adding the value of the     allocated to or any amount
Subaccount's investments, cash and      transferred to that Subaccount, by
other assets, subtracting its           the value of an accumulation unit
liabilities, and then dividing by       for that Subaccount on the premium
the number of shares outstanding.       payment or transfer date.
Net Asset Values of fund shares
reflect investment advisory fees        The number of accumulation units
and other expenses number incurred      withdrawn or transferred from the
in managing a mutual fund or a          Subaccounts will be determined by
managed Separate Account.               dividing the amount withdrawn or
                                        transferred by the value of an
CHANGE IN INVESTMENT OBJECTIVE OR       accumulation unit for that
POLICY OF A MUTUAL FUND                 Subaccount on the withdrawal or
                                        transfer date.
If required by law or regulation,
an investment policy of the             The value of an accumulation unit
Separate Account will only be           on any business day is determined
changed if approved by the              by multiplying the value of that
appropriate insurance official of       unit at the end of the immediately
the state of Iowa or deemed             preceding valuation period by the
approved in accordance with such        net investment factor for the
law or regulation. If so required,      valuation period.
the process for obtaining such
approval is F fled with the             The net investment factor used to
insurance official of the state or      calculate the value of an
district in which this contract is      accumulation unit in each
delivered.                              Subaccount for the Valuation Period
                                        is determined by dividing (a) by
CHARGES AND DEDUCTIONS                  (b) and subtracting (c) from the
                                        result, where:
The Mortality and Expense Risk Fee
and the Administrative Charge are       (a)  is the result of:
each deducted both before and after
the Annuity Commencement Date to             (1)  the net asset value of a
compensate for changes in mortality               fund share held in that
and expenses not anticipated by the               Subaccount determined as
mortality and administration                      of the end of the current
charges guaranteed in the                         valuation period; plus
certificate.
                                             (2)  the per share amount of
Any applicable Service Charge is                  any dividend or capital
deducted prior to the Annuity                     gain distributions made
Commencement Date only.                           by the fund for shares
                                                  held in that Subaccount
Any applicable Distribution                       if the ax-dividend date
Financing Charge is deducted prior                occurs during the
to the Annuity Commencement Date                  valuation period; plus or
only, to compensate F or costs of                 minus
distributing the policy.
                                             (3)  a per share credit or
If the Mortality and Expense Risk                 charge for any taxes
Fee(s) and/or Distribution                        reserved for, which we
Financing Charges are more than                   determine to have
sufficient, the Company will retain               resulted from the
the balance as profit or reduce                   investment operations of
these fees and charges in the                     that Subaccount.
future.
                                        (b)  is the net asset value of a
ACCUMULATION UNITS                           fund share held in that
                                             Subaccount determined as of
The Policy Value in the Separate             the end of the immediately
Account before the Annuity                   preceding valuation period.
Commencement Date is represented by
accumulation units. The dollar          (c)  is a factor representing the
value of accumulation units for              Mortality and Expense Risk Fee
each Subaccount will change from             and Administrative Charge
day to day reflecting the                    before the Annuity
investment experience of the                 Commencement Date, plus any
Subaccount.                                  applicable Distribution
                                             Financing Charge. This factor
Premium payments allocated to and            is less than or equal to, on
any amounts transferred to the               an annual basis, the sum of
Subaccounts will be applied to               the applicable percentages
                                             shown on page 3 of the daily
                                             net asset value of a fund
                                             share held in that Subaccount.

                                        Since the net investment factor may
                                        be greater or less than one, the
                                        accumulation unit value may
                                        increase or decrease.

PB1032

                           SECTION 7 - FIXED ACCOUNT

FIXED ACCOUNT                           We reserve the right or new premium
                                        payments, transfers, or rollovers
Premium payments applied to and any     to offer or not to offer any GPO,
amounts transferred to the Fixed        except that we will always offer at
Account will reflect a fixed            least a one year GPO.
interest rate. The interest rates
we set will be credited for             For purposes of crediting interest
increments of at least one year         when funds are withdrawn from or
measured from each premium payment      transferred into a GPO, the amount
or transfer date. These rates will      of the oldest premium payment or
never be less than an effective         rollover into that GPO is
annual interest rate of 3%.             considered to be withdrawn first.
                                        If the amount withdrawn exceeds
GUARANTEED PERIODS                      this amount, the next oldest
                                        premium payment or rollover is
We may offer optional Guaranteed        considered to be withdrawn next,
Period Options, into which premium      and so on until the most recent
payments may be paid or amounts         premium payment or rollover is
transferred. The current interest       considered to be withdrawn (this is
rate we set for funds entering each     a "First-In, First-Out" or FIFO
Guaranteed Period Option (GPO) is       procedure). Premium payment(s) or
guaranteed until the end of that        rollover(s) are deemed to be
option's Guaranteed Period. At that     withdrawn first, then credited
time, the premium payment made or       interest.
amount transferred into the GPO,
less any withdrawals or transfers       Partial withdrawals, Surrenders,
from that GPO, plus accrued             transfers, and amounts applied to a
interest, will be rolled into a new     Payment Option from the Guarantee
GPO or may be transferred to any        Period Option(s) are subject to an
Subaccount(s) within the Separate       Excess Interest Adjustment as
Account (s).                            described in Section 5.

You may choose the Investment           DOLLAR COST AVERAGING FIXED ACCOUNT
Option(s) you want the funds rolled     OPTION
into by giving us a written notice
within 30 days before the end of        We may offer a Dollar Cost
the expiring option's Guaranteed        Averaging (DCA) Fixed Account
Period. However, any Guaranteed         Option separate from the Guaranteed
Period elected may not extend           Period Options. This option will
beyond the maximum Annuity              have a one year interest rate
Commencement Date defined in            guarantee. The current interest
Section 11. In the absence of such      rate we set for the DCA Fixed
election, the funds will be rolled      Account may differ from the rates
into a new GPO which is the same as     credited on the one year GPO in the
the expiring GPO unless that GPO is     Fixed Account In addition, the
no longer offered, in which case,       current interest rate we credit may
the next shorter GPO offered will       vary on different portions of the
be used. You will be mailed a           DCA Fixed Account The credited
notice of completion of the             interest rate will never be less
rollover with the new interest rate     than the minimum effective annual
applicable. The new GPO will be         interest rate of 3%. The DCA Fixed
deemed as accepted if we do not         Account Option will only be
receive a written rejection within      available under a Dollar Cost
30 days from the postmark date of       Averaging program as described in
the completion notice.                  Section 8.

                               SECTION 8 TRANSFERS


A.   TRANSFERS BEFORE THE ANNUITY       apply to Policy Value transfers at
     COMMENCEMENT DATE                  the end of a Guaranteed Period.

Prior to the Annuity Commencement       Transfers of interest credited in
Date, you may transfer the value of     the GPOs to other Investment
the accumulation units from one         Options are allowed on a "First-In,
Investment Option to another. You       First-Out" basis. Such transfers
must sign a notice to transfer          may be made monthly, quarterly,
which gives us the facts that we        semi-annually, or annually. Each
need.                                   such transfer must be at least $50
                                        and will not be subject to an
Transfers of Policy Value from the      Excess Interest Adjustment.
Guaranteed Period Options (GPO) of
the Fixed Account prior to the end      Transfers of Policy Value from the
of that GPO are subject to an           Separate Account are subject to a
Excess Interest Adjustment. If the      minimum of $500 or the entire
Excess Interest Adjustment at the       Subaccount Policy Value, if less.
time of such Policy Value transfer      However, if the remaining
is a negative adjustment, then the      Subaccount Policy Value is less
maximum Policy Value transfer is        than $500, we reserve the right to
25% of that GPO's Policy Value,         include that amount as part of the
less Policy Values previously           transfer.
transferred out of that GPO during
the current certificate year. If        You may choose which GPO to
the Excess Interest Adjustment at       transfer to or from, however, any
the time of such Policy Value           GPO elected may not extend beyond
transfer is a positive adjustment,      the maximum Annuity Commencement
no maximum will apply to such           Date defined in Section 11.
Policy Values transferred from the
GPO. No Excess Interest Adjustment
will

V1021

                               SECTION 8 - CONT

No transfers will be allowed out of     of the accumulation unit is high.
the Dollar Cost Averaging Fixed         However, there is no guarantee that
Account Option except through the       the Dollar Cost Averaging program
Dollar Cost Averaging Option.           will result in higher Policy Values
                                        or will otherwise be successful.
We reserve the right to limit
transfers to no more than 12 in any     The Dollar Cost Averaging may be
one Certificate Year. Any transfers     discontinued after satisfying the
in excess of 12 per Certificate         minimum number of required
Year may be charged a $10 per           transfers by sending written notice
transfer fee. Transfers among           to us. While Dollar Cost Averaging
multiple Investment Options will be     is in effect, Asset Rebalancing is
treated as one transfer in              not available.
determining the number of transfers
that have occurred. We also reserve     ASSET REBALANCING
the right to prohibit transfers to
the Fixed Account if we are             Prior to the Annuity Commencement
crediting an effective annual           Date, you may instruct us to
interest rate of 3%.                    automatically transfer amounts
                                        among the Subaccounts of the
DOLLAR COST AVERAGING OPTION            Separate Account on a regular basis
                                        to maintain a desired allocation of
Prior to the Annuity Commencement       the Policy Value among the various
Date, you may instruct us to            Subaccounts offered. Rebalancing
automatically transfer a specified      will occur on a monthly, quarterly,
amount from the Dollar Cost             semi-annual or annual basis,
Averaging (DCA) Fixed Account           beginning on a date selected. You
Option or from the Dollar Cost          must select the percentage of the
Averaging Subaccount(s), if any,        Policy Value desired in each of the
shown on page 3 to any                  various Subaccounts offered
Subaccount(s) of the Separate           (totaling 100%). Any amounts in the
Account. The automatic transfers        Fixed Account are ignored for the
can occur monthly or quarterly. If      purposes of asset rebalancing.
the Dollar Cost Averaging request       Rebalancing can be started, stopped
is received prior to the 28th day       or changed at any time. Asset
of any month, the first transfer        Rebalancing is not available while
will occur on the 28th day of that      Dollar Cost Averaging is in effect.
month. If the Dollar Cost Averaging     Rebalancing will cease as soon as
request is received on or after the     we receive a request for any other
28th day of any month, the first        transfer.
transfer will occur on the 28th day
of the following month.                 B.   TRANSFERS AFTER THE ANNUITY
                                             COMMENCEMENT DATE
Prior to the Annuity Commencement
Date, no transfers, (except through     After the Annuity Commencement
Dollar Cost Averaging) will be          Date, you may transfer the value of
allowed from a DCA Fixed Account        the variable annuity units from one
Transfers will continue until the       Subaccount to another within the
elected Subaccount or DCA Fixed         Separate Account or to the Fixed
Account value is depleted. The          Account If you want to transfer the
amount transferred each time must       value of the variable annuity
be at least 5500. All transfers         units, you must tell us in a signed
from the DCA account will be the        notice which gives us the facts
same amount as the initial              that we need. We reserve the right
transfer. Changes to the amount         to limit transfers between the
transferred will only be allowed        Subaccounts or to the Fixed
when additional premium is              Accounts to once per Certificate
allocated or a new amount is            Year.
transferred into the DCA Account
Changes to the Subaccounts to which     The minimum amount which may be
these transfers are allocated are       transferred is the lesser of $10O
not restricted. Transfers must be       monthly income or the entire
scheduled for at least 6 but not        monthly income of the variable
more than 24 months or for at least     annuity units in the Subaccount
4 but not more than 8 quarters each     from which the transfer is being
time the Dollar Cost Averaging          made. If the monthly income of the
program is started or restarted         remaining units in a Subaccount is
following termination of the            less than $ 10, we have the right
program for any reason.                 to include the value of those
                                        variable annuity units as part of
Dollar Cost Averaging results in        the transfer.
the purchase of more accumulation
units when the value of the             After the Annuity Commencement
accumulation unit is low, and fewer     Date, no transfers may be made from
accumulation units when the value       the Fixed Account to any other
                                        Investment Options.

VB1021

                          SECTION 9 - DEATH PROCEEDS

A.   DEATH PROCEEDS PRIOR TO            II.  Annuitant and Certificate
     ANNUITY COMMENCEMENT DATE               Owner are different and the
                                             Annuitant dies.
The amount of death proceeds will
be the greater of the Cash Value,            When we have due proof that
the Policy Value, or any guaranteed          the Annuitant died prior to
minimum death benefit.                       the Annuity Commencement Date,
                                             the Certificate Owner will
If no payment option is selected by          become the new Annuitant and
the date of death, the beneficiary           no death proceeds are payable.
may make such election within one            If the Certificate Owner is
year of the date we receive due              also the deceased Annuitant's
proof of death. The beneficiary may          surviving spouse, an amount
elect to receive the death proceeds          equal to the excess, if any,
as a lump sum payment or may use             of any guaranteed minimum
the death proceeds to provide any            death benefit over the Policy
of the annuity payment options               Value will then be added to
described in Section 10. Interest            the Policy Value. This amount
on death proceeds will be paid as            will be added only once at the
required by law.                             time of such election.
                                             Furthermore, all future
B.   DEATH PRIOR TO ANNUITY                  Surrender Charges will be
     COMMENCEMENT DATE                       waived.

Death proceeds are payable                   However, in lieu of becoming
contingent upon the relationships            the new Annuitant, the
between the Certificate Owner,               Certificate Owner may elect to
Annuitant, successor Certificate             have the death proceeds
Owner and beneficiary as outlined            distributed to the beneficiary
below. The Certificate must be               on the death of the Annuitant
surrendered upon settlement and              This election must be in
will be terminated upon receiving            writing and must be received
proof of death.                              by us prior to the Annuitant's
                                             death. In such case, when we
I. Certificate Owner is also the             have due proof that the
   Annuitant.                                Annuitant died prior to the
                                             Annuity Commencement Date, we
   When we have due proof that the           will provide the death
   Certificate Owner died before             proceeds to the beneficiary.
   the Annuity Commencement Date,
   we will provide the death                 a) If the Certificate Owner
   proceeds to the beneficiary.                 has elected to have the
                                                death proceeds paid as a
   a)  Beneficiary is the deceased              lump sum, the beneficiary
       Certificate Owner's                      must, within 60 days of our
       surviving spouse. The                    receipt of due proof of the
       beneficiary may elect to                 Annuitant's death, either:
       continue the Certificate
       rather than receiving the             1) receive the lump sum
       death proceeds. If the                   proceeds; or
       Certificate is continued, an
       amount equal to the excess,           2) elect to receive annuity
       if any, of any guaranteed                payments. Such payments
       minimum death benefit over               must begin within one year
       the Policy Value will then               of our receipt of due proof
       be added to the Policy                   of the Annuitant's death
       Value. This amount will be               and must be made for a
       added only once, at the time             period certain or for this
       of such election.                        beneficiary's lifetime, so
       Furthermore, all future                  long as any period certain
       Surrender Charges will be                does not exceed this
       waived.                                  beneficiary's life
                                                expectancy.
       If this beneficiary elects
       to have the death proceeds            b) Death proceeds which are
       paid, the death proceeds                 not paid to or for the
       must be distributed:                     benefit of a natural person
                                                must be distributed by the
       (1) by the end of 5 years                end of 5 years after the
       after the date of the                    date of the Annuitant's
       deceased Certificate Owner's             death.
       death, or
                                        III. Annuitant and Certificate
       (2) payments must begin no            Owner are different and the
       later than one year after             Certificate Owner dies.
       the deceased Certificate
       Owner's death and must be             If the Certificate Owner dies
       made for a period certain or          prior to the Annuity
       for this beneficiary's                Commencement Date and before
       lifetime, so long as any              the entire interest in the
       period certain does not               Certificate is distributed,
       exceed this beneficiary's             the successor Certificate
       life expectancy.                      Owner will become the new
                                             Certificate Owner. The
   b)  Beneficiary is not the                remaining portion of any
       deceased Certificate Owner's          interest in the policy must be
       surviving spouse. The death           distributed to the extent
       proceeds must be distributed          provided below in III.a),
       as provided in l.a)(1) or             III.b), III.c), or III.d).
       l.a)(2) above.

   c)  Death proceeds which are not          a) Successor Certificate Owner
       paid to or for the benefit               is the deceased Certificate
       of a natural person must be              Owner's surviving spouse.
       distributed by the end of 5              The successor Certificate
       years after the date of the              Owner may elect to continue
       deceased Certificate Owner's             this Certificate rather
       death.                                   than receive the Adjusted
                                                Policy Value. If the
                                                Certificate is continued,
                                                all future Surrender
                                                Charges will be waived if
                                                the successor Certificate
                                                Owner elects to receive the
                                                Adjusted Policy Value, the
                                                Adjusted Policy Value must
                                                be distributed:

S956

                               SECTION 9 - CONT

    (1)  by the end of 5 years after    IV.  More than one Certificate Owner.
    the date of the deceased
    Certificate Owner's death,or             If there is more than one
                                             Certificate Owner, then the
    (2)  payments must begin no              death of any Certificate Owner
    later than one year after the            will be treated the same as
    deceased Certificate Owner's             the death of the Certificate
    death and must be made for a             Owner.
    period certain or for the
    successor Certificate Owner's       D.   DEATH ON OR AFTER THE ANNUITY
    lifetime, so long as any period          COMMENCEMENT DATE
    certain does not exceed the
    successor Certificate Owner's       The death proceeds on or after the
    life expectancy.                    Annuity Commencement Date depend on
                                        the payment option selected. If any
 b) Successor Certificate Owner is      Certificate Owner dies on or after
    not the deceased Certificate        the Annuity Commencement Date, but
    Owner's surviving spouse. The       before the entire interest in the
    Adjusted Policy Value must be       Certificate is distributed, the
    distributed as provided in          remaining portion of such interest
    III.a)(1) or III.a)(2) above.       in the Certificate will be
                                        distributed at least as rapidly as
 c) Successor Certificate Owner is      under the method of distribution
    not a natural person. The           being used as of the date of that
    Adjusted Policy Value must be       Certificate Owner's death.
    distributed as provided in
    III.a)(1) above.                    E.   AN OWNER IS NOT AN INDIVIDUAL

 d) No successor Certificate Owner      In the case of a non tax-qualified
    survives the deceased               annuity, if any Certificate Owner
    Certificate Owner. The deceased     or beneficial Certificate Owner is
    Certificate Owner's estate will     not an individual, then for
    become the new Certificate Owner    purposes of the federal income tax
    (or the estate may name a new       mandatory distribution provisions
    Certificate Owner). The executor    in subsection C or D above, (1) the
    or Administrator must be named      Annuitant will be treated as the
    in a form acceptable to             Certificate Owner of the
    us. The Adjusted Policy Value       Certificate, and (2) if there is
    must be distributed by the          any change in the Annuitant, such a
    end of 5 years after the date       change will be treated as the death
    of the deceased Certificate         of the Certificate Owner.
    Owner's death.


                          SECTION 10 - ANNUITY PAYMENTS

A.   GENERAL PAYMENT PROVISIONS         the adjusted age of the Annuitant
                                        The adjusted age is the Annuitant's
Payment                                 actual age on the Annuitant's
                                        nearest birthday, at the Annuity
If the Certificate is in force on       Commencement Date, adjusted as
the Annuity Commencement Date, we       follows:
will use the Fixed Account portion
and/or the Separate Account portion          Annuity
of the Adjusted Policy Value to           Commencement    Adjusted Age
make annuity payments to the Payee            Date
under Option 3 and/or 3-V,                ------------    ------------
respectively, with 10 years                Before 2001   Actual Age
certain, or if elected, under one          2001 - 2010   Actual Age minus 1
or more of the other options               2011 - 2020   Actual Age minus 2
described in this section. However,        2021 - 2030   Actual Age minus 3
the option(s) elected must provide         2031 - 2040   Actual Age minus 4
for lifetime income or income for a        After  2040   Actual Age minus 5
period of at least 60 months. The
Certificate Owner will become the       Election of Optional Method of
Annuitant at the Annuity                Payment
Commencement Date. Payments will be
made at 1, 3,6 or 12 month              Before the Annuity Commencement
intervals. We reserve the right to      Date the Certificate Owner can
change the frequency of payments to     elect or change a payment option.
avoid making payments of less than      The Certificate Owner may elect, in
$50.                                    a signed notice which gives us the
                                        facts that we need, annuity
Before the Annuity Commencement         payments that may be either
Date, if the death proceeds become      variable, Fixed, or a combination
payable or if the Certificate is        of both. If a combination is
surrendered, we will pay any            elected, they must also tell us
proceeds in one sum, or if elected,     what part of the proceeds on the
all or part of these proceeds may       Annuity Commencement Date are to be
be placed under one or more of the      applied to provide each type of
options described in this section.      payment (It must also specify which
If we agree, the proceeds may be        Subaccounts.) The amount of a
placed under some other method of       combined payment will be the sum of
payment instead.                        the variable and fixed payments.
                                        Payments under a variable payment
Adjusted Age                            option will refelect the investment
                                        performance of the selected
Payments under Options 3 and 5, and     Subaccount of the Separate Account.
the first payment under Options 3-V
and 5-V are determined based on

SB956

                     SECTION 10 - ANNUITY PAYMENTS - CONT

Payee                                   Certificate Owner will agree on
                                        withdrawal rights when you elect
Unless specified otherwise, the         this option. The interest rate we
Payee shall be the Annuitant, or        declare for this option may be
the beneficiary as specified in the     different than the interest rate(s)
Beneficiary provision.                  credited prior to the Annuity
                                        Commencement Date.
Proof of Age
                                        Option 2 - Income for a Specified
We may require proof of the age of      Period
any person who has an annuity
purchased under Options 3, 3-V, 5       We will make level payments only
and 5-V of this section before we       for the fixed period you choose. In
make the first payment.                 the event of the death of the
                                        person receiving payments prior to
Minimum Proceeds                        the end of the fixed period
                                        elected, payments will be continued
If the proceeds are less than           to that person's beneficiary or
$2,000, we reserve the right to pay     their present value may be paid in
them out as a lump sum instead of       a single sum. No funds will remain
applying them to a payment option.      at the end.

Premium Tax                             Option 3 - Life Income - You may
                                        choose between:
We may be required by law to pay
premium tax on the amount applied       1.   No Period Certain - We will
to a payment option. If the                  make level payments only
requirement is applicable to the             during the Annuitant's
issue state, we will deduct the              lifetime.
premium tax before applying the
proceeds.                               2.   10 Years Certain - We will
                                             make level payments only
B.   FIXED ACCOUNT PAYMENTS                  during the Annuitant's
                                             lifetime or ten years.
Guaranteed Payment Options
                                        3.   Guaranteed a Return of Policy
The fixed account payment is                 Proceeds - We will make level
determined by multiplying each               payments for the longer of the
$1,000 of proceeds allocated to a            Annuitant's lifetime or until
fixed Payment Option by the amounts          the total dollar amount of
shown on page 12 for the option              payments we made to you equals
selected. Options 1, 2 and 4 are             the amount applied to this
based on a guaranteed interest rate          option.
of 3%.
                                        Option 4 - Income of a Specified
Options 3 and 5 are based on a          Amount
guaranteed interest rate of 3% and
the "1983 Table a" (male, female,       Payments are made for any specified
and unisex if required by law)          amount until the amount applied to
mortality table improved to the         this option, with interest, are
year 2000 with projection scale G.      exhausted. This will be a series of
(The "1983 Table a" mortality rates     level payments followed by a
are adjusted based on improvements      smaller final payment In the event
in mortality since 1983 to more         of the death of the person
appropriately ref elect increased       receiving payments prior to the
longevity. This is accomplished         time proceeds with interest are
using a set of improvement factors      exhausted, payments will be
referred to as projection scale G.)     continued to that person's
                                        beneficiary or their present value
Option 1 - Interest Payments            may be paid in a single sum.

We will pay the interest on the         Option 5 - Joint and Survivor
amount we use to provide annuity        Annuity
payments in equal payments or this
amount may be left to accumulate        Payments are made during the joint
for a period of time we and the         lifetime of the Payee and a joint
Certificate Owner agree to. We and      Payee of your selection. Payments
the                                     will be made as long as either
                                        person is living.

                                        Current Payment Options

                                        The amounts shown in the tables on
                                        page 12 are the guaranteed amounts.
                                        Current amounts offered to
                                        individuals of the same class may
                                        be obtained from us.

S960
                                  PAGE 11 (A)

                               SECTION 10 - CONT


C. VARIABLE ACCOUNT PAYMENT OPTIONS          the percentage shown on page 3
                                             of the daily net asset value
Variable Annuity Units                       of a fund share held in the
                                             Separate Account for that
The proceeds chosen by the                   Subaccount.
Certificate Owner to apply to a
variable payment option will be         Determination of the First Variable
used to purchase variable annuity       Payment
units in Subaccounts chosen by the
Certificate Owner. The dollar value     The amount of the first variable
of variable annuity units in the        payment is determined by
chosen Subaccounts will increase or     multiplying each $ 1,000 of
decrease reflecting the investment      proceeds allocated to a variable
experience of the chosen                payment option by the amounts shown
Subaccounts. The value of a             on page 13 for the variable option
variable annuity unit in a              you select The tables are based on
particular Subaccount on any            a 5% effective annual Assumed
business day is equal to (a)            Investment Return and the " 1983
multiplied by (b) multiplied by         Table a" (male, female, and unisex
(c), where:                             if required by law) mortality table
                                        improved to the year 2000 with
(a)  is the variable annuity unit       projection scale G. (The " 1983
     value for that Subaccount on       Table a" mortality rates are
     the immediately preceding          adjusted based on improvements in
     business day;                      mortality since 1983 to more
                                        appropriately ref elect increased
(b)  is the net investment factor       longevity. This is accomplished
     for that Subaccount for the        using a set of improvement factors
     Valuation Period; and              referred to as projection scale G.)

(c)  is the Assumed Investment          Option 3V- Life Income
     Return adjustment factor for
     the Valuation Period.              You may choose between:

The Assumed Investment Return           1.   "No Period Certain" - Payments
adjustment factor for the valuation          will be made only during the
period is the product of discount            lifetime of the Annuitant.

factors of .99986634 per day to
recognize the 5.0% effective annual     2.   "10 Years Certain" - Payments
Assumed Investment Return.                   will be made for the longer of
                                             the Annuitant's lifetime or
The net investment factor used to            ten years. In the event of the
calculate the value of a variable            death of the person receiving
annuity unit in each Subaccount for          payments prior to the end of
the Valuation Period is determined           the period for which the
by dividing (a) by (b) and                   election was made, payments
subtracting (c) from the result,             will be continued to that
where:                                       person's beneficiary or their
                                             present value may be paid in a
(a)  is the net result of:                   single sum.

     (1)  the net asset value of a      Option 5V - Joint and Survivor
          fund share held in that       Annuity
          Subaccount determined as
          of the end of the current     Payments are made as long as either
          valuation period; plus        the Payee or the joint Payee is
                                        living.
     (2)  the per share amount of
          any dividend or capital       Determination of Subsequent
          gain distributions made       Variable Payments
          by the fund for shares
          held in that Subaccount       The amount of each variable annuity
          if the ex-dividend date       payment after the first will
          occurs during the             increase or decrease according to
          Valuation Period; plus or     the value of the variable annuity
          minus                         units which reflect the investment
     (3)  a per share credit or         experience of the selected
          charge for any taxes          Subaccounts. Each variable annuity
          reserved for, which we        payment after the first will be
          determine to have             equal to the number of variable
          resulted from the             annuity units in the selected
          investment operations of      Subaccounts multiplied by the
          the Subaccount.               variable annuity unit value on the
                                        date the payment is made. The
(b)  is the net asset value of a        number of variable annuity units in
     fund share held in that            each selected Subaccount is
     Subaccount determined as of        determined by dividing the first
     the end of the immediately         variable annuity payment allocated
     preceding Valuation Period.        to the Subaccount by the variable
                                        annuity unit value of that
(c)  is a factor representing the       Subaccount on the Annuity
     Mortality and Expense Risk Fee     Commencement Date.
     and Administrative Charge
     applicable after the Annuity
     Commencement Date. This factor
     is less than or equal to, on
     an annual basis,

SB960
                                  PAGE 11 (B)

                   GUARANTEED FIXED ACCOUNT PAYMENT OPTIONS

The amounts shown in these tables are the guaranteed amounts for each $1,000 of the proceeds. Higher current amounts may be available at the time of settlement.

----------------------------------------------------------------------------------------------------------------------
     Option 2, Table I                 Option 3, Table II          Option 3, Table III          Option 3, Table IV
---------------------------          ---------------------------------------------------------------------------------
                                                                                             Monthly Installment for
   Number      Amount of             Monthly Installment For     Monthly Installment for        Guaranteed Return
  Of Years      Monthly              Life No Period Certain       Life 10 Years Certain            of Proceeds
  Payable     Installment
                            ------------------------------------------------------------------------------------------
                              Age*    Male   Female   Unisex     Male    Female   Unisex     Male    Female   Unisex
----------------------------------------------------------------------------------------------------------------------
                               50     $3.87   $3.55    $3.71     $3.84    $3.54    $3.70     $3.73    $3.49    $3.61
                               51      3.93    3.60     3.77      3.90     3.59     3.75      3.79     3.53     3.66
                               52      4.00    3.65     3.83      3.97     3.64     3.81      3.84     3.58     3.71
                               53      4.07    3.71     3.90      4.04     3.70     3.87      3.90     3.63     3.76
     5          $ 17.91        54      4.15    3.77     3.97      4.11     3.75     3.94      3.96     3.68     3.82
     6            15.14        55      4.23    3.83     4.04      4.19     3.82     4.01      4.03     3.73     3.88
     7            13.16        56      4.32    3.90     4.11      4.27     3.88     4.08      4.10     3.79     3.94
     8            11.68        57      4.41    3.97     4.19      4.35     3.95     4.15      4.17     3.85     4.00
     9            10.53        58      4.50    4.05     4.28      4.44     4.02     4.24      4.24     3.91     4.07
    10             9.61        59      4.61    4.13     4.37      4.53     4.10     4.32      4.32     3.97     4.14
    11             8.86        60      4.72    4.21     4.47      4.63     4.18     4.41      4.40     4.04     4.22
    12             8.24        61      4.84    4.30     4.57      4.74     4.26     4.51      4.49     4.12     4.30
    13             7.71        62      4.96    4.40     4.68      4.85     4.35     4.61      4.58     4.19     4.38
    14             7.26        63      5.10    4.50     4.80      4.97     4.45     4.71      4.68     4.28     4.47
    15             6.87        64      5.24    4.61     4.93      5.09     4.55     4.83      4.78     4.36     4.56
    16             6.53        65      5.40    4.73     5.06      5.22     4.66     4.95      4.88     4.45     4.66
    17             6.23        66      5.56    4.85     5.21      5.36     4.77     5.07      4.99     4.55     4.76
    18             5.96        67      5.74    4.99     5.36      5.50     4.89     5.20      5.11     4.65     4.87
    19             5.73        68      5.93    5.13     5.53      5.65     5.02     5.34      5.24     4.76     4.98
    20             5.51        69      6.13    5.29     5.71      5.80     5.15     5.49      5.37     4.87     5.10
                               70      6.34    5.45     5.90      5.96     5.30     5.64      5.51     4.99     5.23

----------------------------------------------------------------------------------------------------------------------

                                                   Option 5, Table V
----------------------------------------------------------------------------------------------------------------------
                                      Monthly Installment For Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------
   Age of
                                                  Age of Female Annuitant*
    Male
                      ------------------------------------------------------------------------------------------------
 Annuitant*                15 Years    12 Years     9 Years     6 Years       3 Years                    3 Years
                          Less than    Less Than   Less Than   Less Than     Less Than     Same As      More Than
                             Male        Male         Male        Male         Male          Male         Male
----------------------------------------------------------------------------------------------------------------------
    50                      $2.99       $3.05        $3.11       $3.18        $3.25         $3.32        $3.39
    55                       3.11        3.19         3.27        3.35         3.44          3.53         3.63
    60                       3.27        3.37         3.47        3.58         3.70          3.82         3.95
    65                       3.47        3.60         3.74        3.89         4.05          4.22         4.39
    70                       3.74        3.91         4.10        4.31         4.53          4.77         5.02
----------------------------------------------------------------------------------------------------------------------
                                      Monthly Installment For Unisex Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------
   Age of
                                                 Age of Joint Annuitant*
   First
                      ------------------------------------------------------------------------------------------------
 Annuitant*                15 Years    12 Years     9 Years     6 Years       3 Years                    3 Years
                          Less than    Less Than   Less Than   Less Than     Less Than     Same As      More Than
                            First        First       First       First         First        First         First
----------------------------------------------------------------------------------------------------------------------
    50                      $3.04       $3.09        $3.15       $3.21        $3.27         $3.33        $3.39
    55                       3.17        3.24         3.32        3.40         3.48          3.56         3.63
    60                       3.34        3.44         3.54        3.64         3.75          3.85         3.95
    65                       3.57        3.70         3.83        3.97         4.11          4.26         4.39
    70                       3.87        4.04         4.22        4.42         4.62          4.82         5.01
----------------------------------------------------------------------------------------------------------------------
    *Adjusted Age as defined in Section 10.A.
----------------------------------------------------------------------------------------------------------------------

The annual, semi-annual or quarterly installments under Option 2 shall be monthly installment shown multiplied by 11.84, 5.96 or 2.99 respectively, and for Options 3 and 5 the monthly installment shown multiplied by 11.80, 5.95 or
2.99 respectively.
--------------------------------------------------------------------------------

Dollar amounts of monthly installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

T825

                            VARIABLE PAYMENT OPTIONS
                       BASED ON ASSUMED INVESTMENT RETURN

The amounts shown in these tables are the initial payment amounts based on a 5.0% Assumed Investment Return for each $1,000 of the proceeds.

----------------------------------------------------------------------------------------------------------------------
                                       Option 3-V, Table II       Option 3-V, Table III
---------------------------          ---------------------------------------------------------------------------------

                                     Monthly Installment For     Monthly Installment for
                                     Life No Period Certain       Life 10 Years Certain

                            ------------------------------------------------------------------------------------------
                              Age*    Male   Female   Unisex     Male    Female   Unisex
----------------------------------------------------------------------------------------------------------------------
                               50     $5.11   $4.81    $4.96     $5.07    $4.79    $4.94
                               51      5.17    4.85     5.02      5.13     4.83     4.99
                               52      5.24    4.90     5.07      5.19     4.88     5.04
                               53      5.31    4.95     5.13      5.25     4.93     5.10
                               54      5.38    5.01     5.20      5.32     4.98     5.16
                               55      5.46    5.06     5.26      5.39     5.04     5.22
                               56      5.54    5.12     5.34      5.47     5.09     5.28
                               57      5.63    5.19     5.41      5.54     5.16     5.36
                               58      5.72    5.26     5.49      5.63     5.22     5.43
                               59      5.82    5.34     5.58      5.72     5.29     5.51
                               60      5.93    5.42     5.68      5.81     5.37     5.60
                               61      6.04    5.50     5.78      5.91     5.44     5.69
                               62      6.17    5.60     5.89      6.02     5.53     5.78
                               63      6.30    5.69     6.00      6.13     5.62     5.88
                               64      6.44    5.80     6.13      6.25     5.71     5.99
                               65      6.60    5.91     6.26      6.37     5.82     6.10
                               66      6.76    6.04     6.40      6.50     5.92     6.22
                               67      6.94    6.17     6.56      6.63     6.04     6.35
                               68      7.13    6.31     6.72      6.77     6.16     6.48
                               69      7.33    6.46     6.90      6.92     6.29     6.62
                               70      7.55    6.63     7.09      7.07     6.43     6.76
----------------------------------------------------------------------------------------------------------------------

                                                   Option 5V, Table V
----------------------------------------------------------------------------------------------------------------------
                                      Monthly Installment For Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------
   Age of
                                                  Age of Female Annuitant*
    Male
                      ------------------------------------------------------------------------------------------------
 Annuitant*                15 Years    12 Years     9 Years     6 Years       3 Years                    3 Years
                          Less than    Less Than   Less Than   Less Than     Less Than     Same As      More Than
                             Male        Male         Male        Male         Male          Male         Male
----------------------------------------------------------------------------------------------------------------------
    50                      $4.32       $4.36        $4.41       $4.46        $4.51         $4.57        $4.62
    55                       4.42        4.47         4.53        4.60         4.67          4.75         4.83
    60                       4.54        4.62         4.70        4.80         4.90          5.01         5.12
    65                       4.71        4.82         4.94        5.07         5.22          5.37         5.53
    70                       4.95        5.10         5.27        5.46         5.67          5.89         6.13
----------------------------------------------------------------------------------------------------------------------
                                  Monthly Installment For Unisex Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------
   Age of
                                                  Age of Joint Annuitant*
   First
                      ------------------------------------------------------------------------------------------------
 Annuitant*                15 Years    12 Years     9 Years     6 Years       3 Years                    3 Years
                          Less than    Less Than   Less Than   Less Than     Less Than     Same As      More Than
                            First        First       First       First         First        First         First
----------------------------------------------------------------------------------------------------------------------
    50                      $4.40       $4.45        $4.50       $4.55        $4.61         $4.67        $4.72
    55                       4.52        4.59         4.66        4.73         4.81          4.89         4.96
    60                       4.69        4.78         4.87        4.97         5.08          5.19         5.29
    65                       4.91        5.04         5.17        5.31         5.46          5.62         5.77
    70                       5.22        5.40         5.59        5.79         6.02          6.24         6.47
----------------------------------------------------------------------------------------------------------------------
    *Adjusted Age as defined in Section 10.A.
----------------------------------------------------------------------------------------------------------------------

The annual, semi-annual or quarterly installments shall be the monthly installment shown for Options 3-V and 5-V multiplied by 11.70, 5.93 or 2.99 respectively.

--------------------------------------------------------------------------------

Dollar amounts of monthly installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

TB828

                         SECTION 11 GENERAL PROVISIONS


PARTICIPANT CERTIFICATES                3.   Amend or modify this
                                             Certificate with our consent.
We will issue a Certificate to each     4.   Receive annuity payments or
Participant.                                  name a Payee to receive the
                                             payments.
MODIFICATION OF CONTRACT                5.   Exercise, receive and enjoy
                                             every other right and benefit
No change in this Certificate or             contained in this Certificate.
the Group Contract is valid unless
made in writing by us and approved      The use of these rights may be
by one of our officers. No              subject to the consent of any
registered representative has           assignee or irrevocable
authority to change or waive any        beneficiary; and of the spouse in a
provision of the Group Contract or      community or marital property
this Certificate.                       state.

TAX QUALIFICATION                       Unless we have been notified of a
                                        community or marital property
This Certificate is intended to         interest in this Certificate, we
qualify as an annuity contract for      will rely on our good faith belief
federal income tax purposes. The        that no such interest exists and
provisions of this Certificate are      will assume no responsibility for
to be interpreted to maintain such      inquiry.
qualification. To maintain such tax
qualification, we reserve the right     SUCCESSOR CERTIFICATE OWNER
to amend this Certificate to
reflect any clarifications that may     A successor Certificate Owner can
be needed or are appropriate to         be named in any enrollment form, or
maintain such tax qualification or      in a notice you sign which gives us
to conform this Certificate to any      the facts that we need. The
applicable changes in the tax           successor Certificate Owner will
qualification requirements. We will     become the new Certificate Owner
send the Certificate Owner a copy       when you die, if you die before the
in the event of any such amendment      Annuitant If no successor
If such an amendment is refused, it     Certificate Owner survives you and
must be by giving us written            you die before the Annuitant, your
notice, and refusal may result in       estate will become the new
adverse tax consequences.               Certificate Owner.

NON -PARTICIPATING                      CHANGE OF OWNERSHIP

The Group Contract and Group            In the case of a non-tax qualified
Certificates will not share in our      annuity, you can change the
surplus earnings.                       Certificate Owner of this
                                        Certificate from yourself to a new
AGE OR SEX CORRECTIONS                  Certificate Owner, in a notice you
                                        sign which gives us the facts that
If the age or sex of the Annuitant      we need. When this change takes
has been misstated, the benefits        effect, all rights of ownership in
will be those which the premiums        this Certificate will pass to the
paid would have purchased for the       new Certificate Owner.
correct age and sex. If required by
law to ignore differences in the        A change of Certificate Owner or
sex of the Annuitant, the payment       successor Certificate Owner will
options will be determined using        not be effective until it is
the unisex factors in Section 10.       recorded in our records. After it
                                        has been so recorded, the change
Any underpayment made by us will be     will take effect as of the date you
paid with the next payment Any          signed the notice. However, if the
overpayment made by us will be          Annuitant dies before the notice
deducted from future payments. Any      has been so recorded, it will not
underpayment or overpayment, will       be effective as to those proceeds
include interest at 5% per year,        we have paid before the change was
from the date of the wrong payment      recorded in our records. We may
to the date of the adjustment.          require that the change be endorsed
                                        in the Certificate. Changing the
INCONTESTABILITY                        Certificate Owner or naming a new
                                        successor Certificate Owner cancels
This Certificate shall be               any prior choice of successor
incontestable from the Certificate      Certificate Owner, but does not
Date.                                   change the beneficiary or the
                                        Annuitant.
EVIDENCE OF SURVIVAL
                                        ANNUITY COMMENCEMENT DATE
We have the right to require
satisfactory evidence that a person     The Annuity Commencement Date is
was alive if a payment is based on      the date annuity payments begin.
that person being alive. No payment     This date may not be later than the
will be made until we receive the       last day of the Certificate month
evidence.                               starting after the Annuitant
                                        attains age 85, except as expressly
SETTLEMENT                              allowed by us, but in no event
                                        later than the last day of the
Any payment by us under this            Certificate month following the
Certificate is payable at our Home      month in which the Annuitant
Office.                                 attains age 95. You may change the
                                        Annuity Commencement Date at any
RIGHTS OF CERTIFICATE OWNER             time before the Annuity
                                        Commencement Date by giving us 30
You may, while the Annuitant is         days' written notice.
living:

1.   Assign this Certificate.
2.   Surrender this Certificate to
     us.

H690

                               SECTION 11 - CONT

ASSIGNMENT                              at the time the death proceeds
                                        become payable. If there is more
(a)  In the case of a non-tax           than one beneficiary and you failed
     qualified annuity, this            to specify their interest, they
     Certificate may be assigned.       will share equally. Payment will be
     The assignment must be in          made to the named contingent
     writing and filed with us.         beneficiary(ies) only if all
                                        primary beneficiaries have died
(b)  We assume no responsibility        before the death proceeds become
     for the validity of any            payable. If any primary beneficiary
     assignment Any claim made          is alive at the time the death
     under an assignment shall be       proceeds become payable, but dies
     subject to proof of interest       before receiving their payment,
     and the extent of the              their share will be paid to their
     assignment.                        estate.

(c)  This Certificate may be            In cases where the annuitant dies
     applied for and issued to          and the Certificate Owner (who is
     qualify as a tax-qualified         not the annuitant) elected to
     annuity under certain sections     receive the death proceeds in
     of the Internal Revenue Code.      accordance with Section 9, if the
     This will be specified in the      annuitant's estate has been named
     enrollment form, or                as beneficiary, then payment will
     information provided in lieu       be made to the Certificate Owner.
     thereof. Ownership of this
     Certificate then is restricted     PROTECTION OF PROCEEDS
     so that it will comply with
     provisions of the Internal         Unless you so direct by filing
     Revenue Code.                      written notice with us, no
                                        beneficiary may assign any payments
Assignment of this Certificate may      under this Certificate before the
result in adverse tax consequences.     same are due. To the extent
                                        permitted by law, no payments under
BENEFICIARY                             this Certificate will be subject to
                                        the claims of creditors of the
Death proceeds, when payable in         Certificate Owner or any
accordance with Section 9, are          beneficiary.
payable to the designated
beneficiary or beneficiaries. Such      DEFERMENT
beneficiary(ies) must be named in
the enrollment form, or information     We will pay any Partial Withdrawals
provided in lieu thereof, and may       or surrender proceeds from the
be changed without consent (unless      Separate Account(s) within 7 days
irrevocably designated or required      after we receive all requirements
by law) by notifying us in writing      that we need. However, it may
on a form acceptable to us. The         happen that the New York Stock
change will take effect upon the        Exchange is closed for trading
date signed, whether or not you are     (other than the usual weekend or
living when we receive it The           holiday closings), or the
notice must have been postmarked        Securities and Exchange Commission
(or show other evidence of delivery     restricts trading or determines
that is acceptable to us) on or         that an emergency exists. If so, it
before the date of death. The most      may not be practical for us to
recent change of beneficiary notice     determine the investment experience
will replace any prior beneficiary      of the Separate Account In that
designations. No change will apply      case, we may defer transfers among
to any payment we made before the       the Subaccounts and to the Fixed
written notice was received. If an      Account, and determination or
irrevocable beneficiary dies, you       payment of Partial Withdrawals or
may designate a new beneficiary.        surrender proceeds.

You may direct that the beneficiary     When permitted by law, we may defer
shall not have the right to             paying any Partial Withdrawals or
withdraw, assign or commute any sum     surrender proceeds from the Fixed
payable under an option. In the         Account for up to 6 months from the
absence of such election or             date we receive the request. If the
direction, the beneficiary may          Certificate Owner dies after the
change the manner of payment or         request is received, but before the
make an election of any option.         request is processed, the request
                                        will be processed before the death
If any primary or contingent            proceeds are determined. Interest
beneficiary dies before the             will be paid on any amount deferred
Annuitant, that beneficiary's           for 30 days or more. This rate will
interest in this Certificate ends       be computed at the rate of interest
with that beneficiary's death Only      currently paid on proceeds left
those beneficiaries living at the       under the Interest Payments
time of the Annuitant's death will      Settlement Option.
be eligible to receive their share
of the Death Proceeds. In the event     REPORTS TO OWNER
no contingent beneficiaries have
been- named and all primary             We will give you an annual report
beneficiaries have died before the      at least once each Certificate
death proceeds become payable, the      Year. This report will show the
Certificate Owner(s) will become        number and value of the
the beneficiary(ies) unless elected     accumulation units held in each of
otherwise in accordance with            the Subaccounts as well as the
Section 9. If both primary and          value of the Fixed Account. It will
contingent beneficiaries have been      also give you the Death Benefit,
named, payment will be made to the      Cash Value, and any other facts
named primary beneficiaries living      required by law or regulation.

J690

[LOGO PFL LIFE APPEARS HERE]

        PFL Life Insurance Company
        A Stock Company
        Home Office located at 4333 Edgewood Road N.E, Cedar Rapids, Iowa 52499
        (Hereafter called the Company, we, our or us)            (319) 398-8511


LUMP SUM PARTIAL WITHDRAWAL OPTION

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate Data page.

The Partial Withdrawals provision in Section 5, Cash Value and Partial Withdrawals, is amended to include the following language:

     Beginning in the [2nd] Certificate Year, amounts ($500, minimum) up to [10%] of the Policy Value immediately prior to the Partial Withdrawal are available as a Lump Sum distribution once per Certificate Year with no Surrender Charges and no Excess Interest Adjustment.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to ail the terms and conditions of the Contract/Certificate not inconsistent herewith.

                       Signed for us at our home office.

          /s/ Craig D. Vermie                     /s/ William L. Busler
               SECRETARY                                PRESIDENT

AE 1051 199

[LOGO PFL LIFE APPEARS HERE]

        PFL Life Insurance Company
        A Stock Company
        Home Office located at 4333 Edgewood Road N.E, Cedar Rapids, Iowa 52499
        (Hereafter called the Company, we, our or us)            (319) 398-8511


GUARANTEED MINIMUM DEATH BENEFIT

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate page.

The Death Proceeds Prior to Annuity Commencement Date provision in Section 9, Death Proceeds, is replaced with the following language:

     The amount of the death proceeds will be the greatest of (a), (b), or (c) where:

     (a) is the Policy Value on the date we receive due proof of death and an election of a method of settlement;

     (b) is the Cash Value on the date we receive due proof of death and an election of a method of settlement, and;

     (c) is the Guaranteed Minimum Death Benefit (GMDB), plus any additional premium payments received, less any Gross Partial Withdrawals from the date of death to the date of payment of death proceeds.

     If no payment option is selected by the date of death, the beneficiary may make such election within 60 days of the date we receive due proof of death. The beneficiary may elect to receive the death proceeds as a lump sum payment or may use the death proceeds to provide any of the annuity payment options described in Section 10. Interest on death proceeds will be paid as required by law.

     The Guaranteed Minimum Death Benefit is the Double Enhanced Death Benefit The GMDB is the greater of (1) and (2) where:

          (1)  is a [5%] Annually Compounding Death Benefit, equal to:

               a)   the total premiums paid for the Certificate; minus

               b)   Adjusted Partial Withdrawals (as described below); plus

               c) interest accumulated a [5%] per annum from the payment or withdrawal date to the earlier of the date of death or the Certificate Owner's [81st] birthday.

          (2)  is a Step-Up Death Benefit, equal to:

               a) the largest Policy Value on the Certificate Date or [any] Certificate [Anniversary] prior to the earlier of the date of death or the Certificate Owner's [81st] birthday; plus

               b) any Premium Payments made since then, minus any Adjusted Partial Withdrawals made since then.

     If the Certificate Owner is a nonnatural person, or if the Certificate Owner has elected to have the death proceeds paid upon the death of the annuitant, the Guaranteed Minimum Death Benefit will be based upon the annuitant's age.

       The Adjusted Partial Withdrawal is the total amount deducted from the GMDB as a result of a Partial Withdrawal as used in the GMDB provision. It is equal to the Gross Partial Withdrawal described in Section 5, multiplied by an Adjustment Factor. The Adjustment Factor is equal to the amount of the death proceeds prior to the Partial Withdrawal divided by the Policy Value prior to the Partial Withdrawal.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                       Signed for us at our home office.

          /s/ Craig D. Vermie                     /s/ William L. Busler
               SECRETARY                                PRESIDENT

AE 1060 199

[LOGO OF PFL LIFE APPEARS HERE]

        PFL Life Insurance Company
        A Stock Company
        Home Office located at 4333 Edgewood Road N.E, Cedar Rapids, Iowa 52499
        (Hereafter called the Company, we, our or us)            (319) 398-8511


SYSTEMATIC PAYOUT OPTION

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate Data page.

The Partial Withdrawals provision in Section 5, Cash Value and Partial Withdrawals, is amended to include the following language:

       Beginning in the [1st] Certificate Year, a Systematic Payout Option (SPO) is available on a monthly, quarterly, semi-annual or annual basis. SPO payouts must be at least $50 and may not exceed 10% of the Policy Value at the time a SPO payout is made divided by the number of payouts made per year (e.g. 12 for monthly). No Surrender Charges or Excess Interest Adjustment will apply to the SPO payout Monthly and quarterly payouts must be sent through electronic funds transfer directly to your checking or savings account. The Certificate Owner may start or stop SPO payouts at any time; however, 30 days written notice is required to stop SPO payouts. Once stopped, the Certificate Owner must wait until the first day of the next Certificate Year to begin a new SPO.

       Once the Certificate Owner has elected a SPO, the Certificate Owner must wait a minimum time before the first SPO payment: one month for a monthly SPO, three months for quarterly, six months for semi-annual, or twelve months for annual.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions Contract/Certificate not inconsistent herewith.

                       Signed for us at our home office.


          /s/ Craig D. Vermie                     /s/ William L. Busler
                SECRETARY                                PRESIDENT

AE 1064 199

[LOGO OF PFL APPEARS HERE]

        PFL Life Insurance Company
        A Stock Company
        Home Office located at 4333 Edgewood Road N.E, Cedar Rapids, Iowa 52499
        (Hereafter called the Company, we, our or us)            (319) 398-8511


SERVICE CHARGE WAIVER

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate Data page.

The Service Charge provision in Section 4, Policy Value, is amended to include the following language:

       The Service Charge will not be deducted on a Certificate
       Anniversary or at the time of surrender if, at such time, either (1) the sum of all premium payments made less the sum of all withdrawals taken equals or exceeds [$50,000] or (2) the Policy Value equals or exceeds [$50,000]

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                       Signed for us at our home office.


          /s/ Craig D. Vermie                     /s/ William L. Busler
                SECRETARY                                PRESIDENT

AE 1074 199

[LOGO OF PFL APPEARS HERE]

        PFL Life Insurance Company
        A Stock Company
        Home Office located at 4333 Edgewood Road N.E, Cedar Rapids, Iowa 52499
        (Hereafter called the Company, we, our or us)            (319) 398-8511


PREMIUM ENHANCEMENT

This Rider is a part of the Contract/Certificate if it is shown in the Schedule of Additional Benefits section on the Contract/Certificate page.

Section 3, Premium Payments, is amended to include the following language:


       PREMIUM ENHANCEMENT

       When a Premium Payment is paid, a Premium Enhancement Percentage of [25%] to [5%] will be applied to that Premium Payment and the resulting amount will be added to the Policy Value. The amount of the Premium Enhancement is not considered a Premium Payment The Premium Enhancement Percentage may vary from premium to premium on subsequent Premium Payments, but will never be less than 0.25% more than [5%]. The Premium Enhancement Percentage applicable to the Initial Premium is set forth on the Certificate Data Page. We will advise You of the amount of the Premium Enhancement applicable to each subsequent Premium Payment in a confirmation that We will send to You. No Premium Enhancement will apply if the Certificate is cancelled pursuant to the Right to Cancel provision.

This Rider takes effect and expires concurrently with the Contract/Certificate to which it is attached and is subject to all the terms and conditions of the Contract/Certificate not inconsistent herewith.

                       Signed for us at our home office.


          /s/ Craig D. Vermie                     /s/ William L. Busler
                SECRETARY                                PRESIDENT

AE 1075 199

                        [LOGO OF PFL LIFE APPEARS HERE]

        PFL Life Insurance Company
        A Stock Company
        Home Office located at 4333 Edgewood Road N.E, Cedar Rapids, Iowa 52499 (Hereafter called the Company, we, our or us) (319) 398-8511


                    GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider provides your variable annuity with a Minimum Annuitization Value which can only be used with the Annuity Factors shown in Schedule l of this rider. This Minimum Annuitization value is guaranteed by us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of your Certificate as of the Rider Date. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the Certificate that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of Your annuity Subaccounts, but will never be less than the initial payment.


   Certificate Number:   [123456]

   Rider Date:           [05-01-1999]     Last Date To Upgrade: [07-15-2038]

   Annual Growth Rate:   [3.00%]          Guaranteed Minimum Income Benefit:
   Rider Fee Percentage: [0.50%]       First Date to Elect Benefit: [07-15-2009]
   Rider Fee Waiver                    Last Date to Elect Benefit [12-31-2048]
   Threshold:            [250%]

   Mortality and Expense Risk Fee and Administrative Charge after the Election
   Date: [3.50%]

                                Minimum Annuitization    Guaranteed Minimum
    Rider Date           Age          Value*              Monthly Payment**
   -----------        --------  ---------------------   ---------------------
   [ 07/15/ 1998         35        $100,000.00                  N/A         ]
     Election
     Date

   [ 07/15/2008          45        $134,391.64                $479.78       ]
   [ 07/15/2009          46        $138,423.39                $501.09       ]
   [ 07/15/2010          47        $142,576.09                $523.25       ]

   [ 07/15/2011          48        $146,853.37                $547.76       ]
   [ 07/15/2012          49        $151,258.97                $571.76       ]
   [ 07/15/2013          50        $155,796.74                $598.26       ]
   [ 07/15/2014          51        $160,470.64                $625.84       ]
   [ 07/15/2015          52        $165,284.76                $656.18       ]

   [ 07/15/2016          53        $170,243.31                $687.78       ]
   [ 07/15/2017          54        $175,350.61                $720.69       ]


*Assumes no further payments, no premium tax, and no withdrawals. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

** Assumes the Minimum Annuitization Value shown is applied to a life with 10 year certain Rider Payment Option with monthly payments.

RGMI 4 499(CRT)                        1

DEFINITIONS                             Mortality and Expense Risk Fee and
                                        Administrative Charge in effect
The following definitions used in       prior to the Election Date. It may
this Rider are for reference only.      also be different than the
                                        Mortality and Expense Risk Fee and
Annuitant                               Administrative Charge for the
                                        settlement options shown in the
The Annuitant is designated on the      Certificate.
Certificate Data Page. The variable
annuity payments are paid to the        The subsequent payments may
Annuitant (or surviving Joint           fluctuate in accordance with the
Annuitant).                             investment performance of Your
                                        annuity Subaccounts. However, such
Annuity Factor                          payments will never be less than
                                        the initial payment.
A factor for the applicable
Annuitant age, sex and Rider            MINIMUM ANNUITIZATION VALUE
Payment Option is shown in Schedule
I or Schedule II of this rider. For     The Minimum Annuitization Value is
the Rider Payment Option chosen,        used to determine Your Guaranteed
the Annuity Factor from Schedule I      Minimum Income Benefit payments. On
and the Minimum Annuitization Value     the Rider Date, the Minimum
will be used to determine the           Annuitization Value is the value of
applicable annuity payments. For        Your Certificate. thereafter, based
Annuitants age 85 or older at the       upon the effective Annual Growth
time of annuitization, the age 85       Rate (shown on page one of this
Annuity Factor will be used for         rider), it will be the value of
Schedule I. Factors not shown are       Your Certificate on the Rider Date,
available from us upon request.         plus any additional payments made
Schedule I and Schedule II are          after the Rider Date, minus policy
based on the " 1983 Table a"            withdrawals (adjusted as described
mortality table, improved to the        below), minus any premium taxes.
year 2000 with projection scale G.
                                        Withdrawals
Election Date
                                        In any Certificate Year, the
A date that You elect to begin          Minimum Annuitization Value will
Guaranteed Minimum Income Benefit       only be reduced by the actual
payments. The Election Date must be     amount of a withdrawal as long as
within 30 days following a              the withdrawal does not exceed a
Certificate Anniversary. The first      maximum annual free amount.
and last dates to elect a Rider         Withdrawals in excess of the
Payment Option are shown on page        maximum annual free amount will
one of this rider.                      reduce the Minimum Annuitization
                                        Value by an amount equal to (A)
Minimum Annuitization Value             divided by (B) multiplied by (C)
                                        where:
The amount we will use to determine
the Guaranteed Minimum Income                (A) is the amount of the
Benefit payments.                            excess withdrawal;

Rider Date                                   (B) is the value of Your
                                             Certificate after the current
The date that this rider is added            Certificate Year maximum
to the Certificate. This date may            annual free amount has been
only be the issue date of the                withdrawn, but prior to the
Certificate or a Certificate                 withdrawal of the excess
Anniversary date. this is also the           portion; and
Certificate Anniversary that You
most recently elected to upgrade             (C) is the Minimum
the Minimum Annuitization Value, if          Annuitization Value after the
applicable.                                  current Certificate Year
                                             maximum annual free amount has
Supportable Payment                          been withdrawn, but prior to
                                             withdrawal of the excess
The Supportable Payment is equal to          portion.
the number of variable annuity
units in the selected Subaccounts       For each Certificate Year, the
multiplied by the variable annuity      maximum annual free amount is equal
unit values in those Subaccounts on     to the Minimum Annuitization Value,
the date the payment is made.           as of the beginning of the
                                        Certificate Year, multiplied by the
GUARANTEED MINIMUM INCOME BENEFIT       effective Annual Growth Rate as
                                        shown on page one of this rider.
On the Election Date, You may use       Withdrawals during a Certificate
the Minimum Annuitization Value and     Year will reduce the available
the applicable Annuity Factor to        maximum annual free amount by the
provide variable payments to the        amount of the withdrawal.
Annuitant. The first variable
payment is determined by                RIDER FEE
multiplying each $1,000 of Minimum
Annuitization Value by the Annuity      We will deduct a fee from the value
Factor on Schedule I. Each              of the Certificate on each
subsequent payment will be              Certificate Anniversary and on the
calculated as described in the          termination date of this rider. The
Certificate, using a 5% Assumed         Rider Fee is the Minimum
Investment Return.                      Annuitization Value at the time the
                                        fee is deducted, multiplied by the
For subsequent payments, an annual      Rider Fee Percentage shown on the
Mortality and Expense Risk Fee and      first page of this rider. The fee
Administrative Charge (which            will be deducted from each
includes an investment risk fee)        Subaccount in proportion to the
will be charged. This fee may be        amount of value of the Certificate
different than the                      in each Subaccount This fee will
                                        not be deducted after the Election
                                        Date or if the Certificate
                                        terminates due to the death of the
                                        Certificate Owner.

RGMI 4 499(CRT)

WAIVER OF RIDER FEE                     annuitization, each payment will be
                                        stabilized to equal the initial
If the value of the Certificate, on     payment On each Certificate
a particular Certificate                Anniversary following
Anniversary, exceeds an amount          annuitization, the stabilized
equal to the Rider Fee Waiver           payment will be increased or
Threshold (shown on page one of         decreased (but never below the
this rider) multiplied by the           initial payment) and held level for
Minimum Annuitization Value, the        that Certificate Year. On each
Rider Fee will be waived for that       Certificate Anniversary following
Certificate Anniversary.                annuitization, the stabilized
                                        payment will equal the greater of
MINIMUM ANNUITIZATION VALUE UPGRADE     the initial payment or the
                                        Supportable Payment at that time.
The Certificate Owner may elect, in
writing, to upgrade the Minimum         If the Supportable Payment (at any
Annuitization Value to the value of     payment date) is greater than the
the Certificate on a Certificate        stabilized payment for that year,
Anniversary. This may be done           the excess will be used to purchase
within 30 days immediately              additional annuity units as
following any Certificate               described below. If the Supportable
Anniversary, and prior to the Last      Payment (at any payment date) is
Date to Upgrade shown on page one       less than the stabilized payment
of this rider.                          for that year, annuity units will
                                        be redeemed as described below to
If an upgrade is elected, this          fund the deficiency.
rider will terminate and a new
rider will be issued with a new         Purchase/Redemption of Annuity
Rider Date, Election Date and its       Units:
own guaranteed benefits. The new
annual Rider Fee Percentage may be           The number of annuity units
different than this rider's, but             purchased or redeemed is equal
it will never be greater than                to the annuity income
0.50%.                                       purchased or redeemed,
                                             respectively, divided by the
RIDER PAYMENT OPTIONS                        annuity unit value For each
                                             respective
The Minimum Annuitization Value and          Subaccount..Purchases and
applicable Annuity Factors from              redemptions of annuity income
Schedule I may be applied to the             will be allocated to each
following payment options:                   Subaccount on a proportionate
                                             basis. The amount of annuity
    Life Income - An election may            income purchased or redeemed
    be made for "No Period Certain"          is the difference between the
    or " 10 Years Certain". In the           Supportable Payment and the
    event of the death of the                stabilized payment, times the
    person receiving payments prior          attained age nearest birthday
    to the end of the chosen period          Annuity Factors shown in
    certain, the remaining period            Schedule II, divided by
    certain payments will be                 $1,000. These factors will
    continued to the beneficiary.            reflect the remaining certain
                                             period, if any, but will be
    Joint and Full Survivor - An             calculated on the same basis
    election may be made for "No             as the Schedule II factors.
    Period Certain" or " 10 Years
    Certain". Payments will be made     The Company bears the risk that it
    as long as either the Annuitant     will need to make payments if all
    or Joint Annuitant is living.       annuity units have been redeemed in
    In the event of the death of        an attempt to maintain the
    both the Annuitant and the          stabilized payment at the initial
    Joint Annuitant prior to the        payment level. In such an event,
    end of the chosen period            the Company will make all future
    certain, the remaining period       payments equal to the initial
    certain payments will be            payment.
    continued to the beneficiary.
                                        ASSIGNMENT
GUARANTEED MINIMUM PAYMENT
                                        Payments made under this rider may
On the Election Date, the owner         not be pledged or assigned.
will receive guaranteed minimum         Payments will only be made to the
payments. The annual Mortality and      Annuitant or Joint Annuitant named
Expense Risk Fee and Administration     in the Certificate.
Charge for these payments is shown
on page one of this rider. The          TERMINATION
percentage shown on page one also
includes a fee to cover investment      This rider will be terminated upon
risk associated with guaranteeing a     the earliest of:
minimum payment.
                                        a.   the Election Date;
The first payment is based on the       b.   30 days after the Last Date to
Annuity Factors in Schedule I. We            Elect Benefit shown on the
guarantee that each subsequent               first page of this rider.
payment will be equal to or greater     c.   the date the Certificate
than your initial payment                    terminates;
                                        d.   the date you elect to apply
During the first Certificate Year            the value of the Certificate
following                                    to annuitize the Certificate;
                                             and

                                        e.   the date you elect to upgrade
                                             your Minimum Annuitization
                                             Value.

                                        This rider cannot be terminated
                                        prior to the earliest of the above
                                        dates.

                       Signed for us at our home office.

             /s/ Craig D. Vermie            /s/ William L. Busler
                 SECRETARY                         PRESIDENT

RGMI 4 499(CRT)

                         SCHEDULE I - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and assume a 3% Assumed Investment Return.

----------------------------------------------------------------------------------------------------------------------
---------------------------            -------------------------------------------------------------------------------
                                        Monthly Annuity Factor For    Monthly Annuity Factor For
                                       Life With No Period Certain    Life With 10 Years Certain
                            ------------------------------------------------------------------------------------------
                              Age      Male      Female     Unisex    Male     Female     Unisex
----------------------------------------------------------------------------------------------------------------------
                               50      $3.87      $3.55      $3.71    $3.84     $3.54      $3.70
                               51       3.93       3.60       3.77     3.90      3.59       3.75
                               52       4.00       3.65       3.83     3.97      3.64       3.81
                               53       4.07       3.71       3.90     4.04      3.70       3.87
                               54       4.15       3.77       3.97     4.11      3.75       3.94
                               55       4.23       3.83       4.04     4.19      3.82       4.01
                               56       4.32       3.90       4.11     4.27      3.88       4.08
                               57       4.41       3.97       4.19     4.35      3.95       4.15
                               58       4.50       4.05       4.28     4.44      4.02       4.24
                               59       4.61       4.13       4.37     4.53      4.10       4.32
                               60       4.72       4.21       4.47     4.63      4.18       4.41
                               61       4.84       4.30       4.57     4.74      4.26       4.51
                               62       4.96       4.40       4.68     4.85      4.35       4.61
                               63       5.10       4.50       4.80     4.97      4.45       4.71
                               64       5.24       4.61       4.93     5.09      4.55       4.83
                               65       5.40       4.73       5.06     5.22      4.66       4.95
                               66       5.56       4.85       5.21     5.36      4.77       5.07
                               67       5.74       4.99       5.36     5.50      4.89       5.20
                               68       5.93       5.13       5.53     5.65      5.02       5.34
                               69       6.13       5.29       5.71     5.80      5.15       5.49
                               70       6.34       5.45       5.90     5.96      5.30       5.64
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                     Monthly Annuity Factor For Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------
       Age of
                                                  Age of Female Annuitant*
        Male
                      ------------------------------------------------------------------------------------------------
      Annuitant*           15 Years      12 Years     9 Years      6 Years       3 Years                     3 Years
                          Less than     Less Than    Less Than    Less Than     Less Than      Same As      More Than
                             Male         Male          Male         Male         Male          Male           Male
----------------------------------------------------------------------------------------------------------------------
         50                 $2.99        $3.05         $3.11        $3.18        $3.25         $3.32          $3.39
         55                  3.11         3.19          3.27         3.35         3.44          3.53           3.63
         60                  3.27         3.37          3.47         3.58         3.70          3.82           3.95
         65                  3.47         3.60          3.74         3.89         4.05          4.22           4.39
         70                  3.74         3.91          4.10         4.31         4.53          4.77           5.02
----------------------------------------------------------------------------------------------------------------------
                       Monthly Annuity Factor For Joint and Full Survivor with 10 Year Period Certain
----------------------------------------------------------------------------------------------------------------------
       Age of
                                                  Age of Female Annuitant*
        Male
                      ------------------------------------------------------------------------------------------------
      Annuitant*           15 Years      12 Years     9 Years      6 Years       3 Years                     3 Years
                          Less than     Less Than    Less Than    Less Than     Less Than      Same As      More Than
                             Male         Male          Male         Male         Male          Male           Male
----------------------------------------------------------------------------------------------------------------------
         50                 $2.99        $3.05         $3.11        $3.18        $3.24         $3.31          $3.38
         55                  3.11         3.19          3.27         3.35         3.44          3.53           3.63
         60                  3.27         3.37          3.47         3.58         3.70          3.82           3.95
         65                  3.47         3.60          3.74         3.89         4.05          4.22           4.39
         70                  3.74         3.91          4.10         4.30         4.52          4.76           4.99
----------------------------------------------------------------------------------------------------------------------
 *Age nearest birthday
----------------------------------------------------------------------------------------------------------------------

The annual, semi-annual or quarterly Annuity Factor shall be the monthly Annuity Factor shown multiplied by 11.80, 5.95 or 2.99 respectively.

--------------------------------------------------------------------------------

Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

RGMI 4 499

                         SCHEDULE II - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and assume a 5% Assumed Investment Return.

----------------------------------------------------------------------------------------------------------------------
---------------------------            -------------------------------------------------------------------------------
                                        Monthly Annuity Factor For    Monthly Annuity Factor For
                                       Life With No Period Certain    Life With 10 Years Certain
                            ------------------------------------------------------------------------------------------
                              Age      Male      Female     Unisex    Male     Female     Unisex
----------------------------------------------------------------------------------------------------------------------
                               50      $5.14      $4.83      $4.99    $5.09     $4.80      $4.95
                               51       5.20       4.87       5.04     5.15      4.85       5.00
                               52       5.27       4.92       5.10     5.21      4.89       5.05
                               53       5.34       4.98       5.16     5.27      4.94       5.11
                               54       5.41       5.03       5.22     5.34      4.99       5.17
                               55       5.49       5.09       5.29     5.41      5.05       5.23
                               56       5.57       5.15       5.36     5.48      5.11       5.30
                               57       5.66       5.22       5.44     5.56      5.17       5.37
                               58       5.75       5.29       5.52     5.65      5.24       5.45
                               59       5.85       5.37       5.61     5.74      5.31       5.53
                               60       5.96       5.45       5.71     5.83      5.38       5.61
                               61       6.08       5.53       5.81     5.93      5.46       5.70
                               62       6.20       5.63       5.92     6.04      5.55       5.80
                               63       6.34       5.73       6.04     6.15      5.64       5.90
                               64       6.48       5.83       6.16     6.27      5.73       6.01
                               65       6.64       5.95       6.30     6.39      5.84       6.12
                               66       6.81       6.07       6.44     6.52      5.94       6.24
                               67       6.99       6.21       6.60     6.66      6.06       6.37
                               68       7.18       6.35       6.77     6.80      6.18       6.50
                               69       7.39       6.51       6.95     6.94      6.31       6.64
                               70       7.61       6.68       7.14     7.09      6.45       6.78
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                     Monthly Annuity Factor For Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------
       Age of
                                                  Age of Female Annuitant*
        Male
                      ------------------------------------------------------------------------------------------------
      Annuitant*           15 Years      12 Years     9 Years      6 Years       3 Years                     3 Years
                          Less than     Less Than    Less Than    Less Than     Less Than      Same As      More Than
                             Male         Male          Male         Male         Male          Male           Male
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
         50                 $4.34        $4.38         $4.43        $4.48        $4.53         $4.59          $4.65
         55                  4.43         4.49          4.55         4.62         4.70          4.77           4.85
         60                  4.56         4.64          4.73         4.82         4.92          5.03           5.15
         65                  4.74         4.84          4.96         5.10         5.24          5.40           5.56
         70                  4.98         5.13          5.30         5.49         5.70          5.93           6.17
----------------------------------------------------------------------------------------------------------------------
                       Monthly Annuity Factor For Joint and Full Survivor with 10 Year Period Certain
----------------------------------------------------------------------------------------------------------------------
       Age of
                                                  Age of Female Annuitant*
        Male
                      ------------------------------------------------------------------------------------------------
      Annuitant*           15 Years      12 Years     9 Years      6 Years       3 Years                     3 Years
                          Less than     Less Than    Less Than    Less Than     Less Than      Same As      More Than
                             Male         Male          Male         Male         Male          Male           Male
----------------------------------------------------------------------------------------------------------------------
         50                 $4.34        $4.38         $4.43        $4.48        $4.53         $4.59          $4.65
         55                  4.43         4.49          4.55         4.62         4.70          4.77           4.85
         60                  4.56         4.64          4.72         4.82         4.92          5.03           5.14
         65                  4.73         4.84          4.96         5.09         5.24          5.39           5.55
         70                  4.97         5.12          5.29         5.48         5.69          5.91           6.14
----------------------------------------------------------------------------------------------------------------------
    *Age nearest birthday
----------------------------------------------------------------------------------------------------------------------

The annual, semi-annual or quarterly Annuity Factor shall be the monthly Annuity Factor shown multiplied by 11.70, 5.93 or 2.99 respectively.
--------------------------------------------------------------------------------

Annuity Factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

RGMI 4 499

                          PFL Life Insurance Company

   Home Office located at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499

                        [LOGO OF PFL LIFE APPEARS HERE]

              Group Flexible Premium Variable Annuity Certificate
                  Income Payable At Annuity Commencement Date
          Benefits Based On The Performance Of The Separate Account
 Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and
                                     10C.)
                              Non -Participating


                                     INDEX

                                                 Page                                                      Page
Accumulation Units............................        7     Guaranteed Period............................      8
Adjusted Age (Settlement Options).............        7     Incontestability.............................     14
Age or Sex Corrections........................       14     Modification of Contract.....................     14
Annuity Commencement Date.....................       14     Nonparticipation.............................     14
Annuity Payments.............................. 11,11(A)     Nursing Care and Terminal Condition
Assignment....................................       15     Withdrawal Option............................   5(B)
Beneficiary...................................       15     Partial Withdrawals..........................   5, 6
Cash Value....................................     5, 6     Payee........................................  11(A)
Certificate Data Page.........................        3     Payment Option Tables........................ 12, 13
Death Proceeds................................   10, 11     Policy Value.................................      4
Definitions...................................        2     Premium Payments.............................      4
Dollar Cost Averaging.........................        9     Proof of Age.................................  11(A)
Excess Interest Adjustment....................        5     Protection of Proceeds.......................     15
Evidence of Survival..........................       14     Right to Cancel..............................      1
Fixed Account.................................        8     Separate Account.............................   6, 7
Guaranteed Return of Fixed Account                          Service Charge...............................      4
  Premium Payments............................        6     Settlement...................................     14
                                                            Surrender Charges............................      6
                                                            Transfers....................................      9
                                                            Unemployment Waiver..........................   5(B)

Y560